                                    EXHIBIT D

                         NOTICE OF WITHDRAWAL OF TENDER

                             Regarding Interests in

                       BLUE ROCK MARKET NEUTRAL FUND, LLC

                   Tendered Pursuant to the Offer to Purchase
                               Dated June 27, 2008

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                    AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
             RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
                 ON JULY 25, 2008, UNLESS THE OFFER IS EXTENDED.

          Complete This Notice of Withdrawal And Return Or Deliver To:
                             UMB Fund Services, Inc.
                            803 West Michigan Street
                                     Suite A
                               Milwaukee, WI 53233

               Attn: Michael Wieczorek, Tender Offer Administrator

                           For additional information:

                              Phone: (414) 299-2000

                               Fax: (414) 299-2202

Blue Rock Market Neutral Fund, LLC

Ladies and Gentlemen:

     The undersigned wishes to withdraw the tender of its limited liability company interest in Blue Rock Market Neutral Fund, LLC (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated
_____________________.

This tender was in the amount of:

     [ ]  Entire limited liability company interest.

     [ ] Portion of limited liability company interest expressed as a specific dollar value.

                             $_____________________

     [ ] Portion of limited liability company interest in excess of the Required Minimum Balance.

     The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of the interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Blue Rock Market Neutral Fund, LLC

SIGNATURE(S).

FOR INDIVIDUAL INVESTORS                FOR OTHER INVESTORS:
AND JOINT TENANTS:


-------------------------------------   ----------------------------------------
Signature                               Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


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Print Name of Investor                  Signature
                                        (SIGNATURE OF OWNER(S) EXACTLY AS
                                        APPEARED ON SUBSCRIPTION AGREEMENT)


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Joint Tenant Signature if necessary     Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


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Print Name of Joint Tenant              Co-signatory if necessary
                                        (SIGNATURE OF OWNER(S) EXACTLY AS
                                        APPEARED ON SUBSCRIPTION AGREEMENT)


                                        ----------------------------------------
                                        Print Name and Title of Co-signatory

Date:
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